CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Malvern Funds of our report dated November 17, 2022, relating to the financial statements and financial highlights, which appears in Vanguard Core Bond Fund, Vanguard Emerging Markets Bond Fund, and Vanguard Short-Term Inflation-Protected Securities Index Fund’s Annual Report on Form N-CSR for the year ended September 30, 2022, and of our reports dated November 18, 2022, relating to the financial statements and financial highlights, which appear in Vanguard Institutional Intermediate-Term Bond Fund, Vanguard Institutional Short-Term Bond Fund, Vanguard Core-Plus Bond Fund, Vanguard Multi-Sector Income Bond Fund’s Annual Reports on Form N-CSR for the year ended September 30, 2022. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
January 26, 2023